GUARANTY

This **GUARANTY** (the "***Guaranty***"), dated as of March 17th, 2017, is executed and delivered by **Ata Gonzalez** (the "***Guarantor***") in favor of **Mentor Capital, Inc.** (the "***Holder***") or "***Secured Party***"), as Holder of that certain Note, as defined below, of substantially even date herewith made by **G FarmaLabs Limited** (the "***Maker***").

W I T N E S S E T H:

WHEREAS, in accordance with that certain Notes Purchase Agreement of substantially even date herewith between the Maker and the Secured Party (the "***Purchase Agreement***"), and that certain Promissory Note in initial principal face amount of $380,000 to be issued by the Maker in favor of the Holder (the "***Note***") and all Transaction Documents, as defined in the Purchase Agreement; and

WHEREAS, in order to induce the Secured Party to enter into the Transaction Documents and to loan the amounts to the Maker thereunder, and to accept the Note, and in consideration thereof, Guarantor has agreed to guaranty the Guarantied Obligations (as defined below) and execute and deliver this Guaranty; and

WHEREAS, the aforesaid loans will be beneficial to the Guarantor inasmuch as Guarantor is an owner of the Maker;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

1. **Guaranty of Payment and Performance**. The Guarantor hereby irrevocably and unconditionally guarantees to the Holder the full and punctual payment when due (whether at maturity, by acceleration, or otherwise and whether for principal or interest, fees, expenses or otherwise), and the performance, of all liabilities, agreements and other obligations of the Maker to the Holder under the Note, in each case, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired, whether by way of discount, letter of credit, lease, loan, overdraft or otherwise (the "***Guarantied Obligations***"). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Guarantied Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Holder first attempts to collect any of the Guarantied Obligations from the Maker or resort to any security or other means of obtaining their payment. Should the Maker fail to pay any of the Guarantied Obligations as and when due, the obligations of the Guarantor hereunder shall become immediately due and payable to the Holder, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Holder on any number of occasions.

2. **Guarantor's Agreement to Pay**. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Holder, on demand, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Holder in

connection with enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time such amounts become due under this Guaranty until payment; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

3. **Unlimited Guaranty; Covenant**. The liability of the Guarantor hereunder shall be unlimited to the extent of the Guarantied Obligations and the other obligations of the Guarantor hereunder (including, without limitation, under Section 2 above).

4. **Waivers by Guarantor; Holder's Freedom to Act**. The Guarantor agrees that the Guarantied Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holder with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guarantied Obligations incurred and all other notices of any kind, all defenses which may be available to the Company by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company, and all suretyship defenses generally.

5. **Unenforceability of Obligations Against Maker**. If for any reason the Maker is under no legal obligation to discharge any of the Guarantied Obligations, or if any of the Guarantied Obligations have become irrecoverable from the Maker by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Guarantied Obligations. In the event that acceleration of the time for payment of the Guarantied Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Maker, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

6. **Subrogation; Subordination**. Until the payment and performance in full of all Guarantied Obligations, the Guarantor shall not exercise any rights against the Maker arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, (the Holder having no duty or obligation to take any action at any time to protect or preserve any right of subrogation) and will not prove any claim in competition with Holder or his affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Maker in respect of any liability of the Guarantor to the Maker; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by Holder. The payment of any amounts due with respect to any indebtedness of the Maker now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Guarantied Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Guarantied Obligations, after the expiration of any applicable grace period, if any, it will not demand, sue for or otherwise attempt to collect after such time any such indebtedness of the Maker to the Guarantor until the Guarantied Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Holder and be paid over to the Holder on account of the Guarantied Obligations without affecting in any manner the liability of the Guarantor under

the other provisions of this Guaranty.

7. **Further Assurances**. The Guarantor agrees to do all such things and execute all such documents, as the Holder may consider reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Holder hereunder.

8. **Termination; Reinstatement**. This Guaranty shall remain in full force and effect until the Guarantied Obligations are paid in full and not subject to any recapture or preference in bankruptcy or similar proceedings. This Guaranty shall continue to be effective or be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by Holder upon the insolvency or bankruptcy of the Maker, or otherwise, all as though such payment had not been made or value received.

9. **Successors and Assigns**. This Guaranty shall be binding upon the Guarantor and his successors and assigns, and shall inure to the benefit of and be enforceable by the Holder and his successors, transferees and assigns. The Holder may assign or otherwise transfer any agreement or the Note or any other note held by it evidencing, securing or otherwise executed in connection with the Guarantied Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Holder herein.

10. **Amendments and Waivers**. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

11. **Governing Law**. This Agreement shall be governed in all respects by the laws of the State of California without regard to choice of law rules.

12. **Representations**. The representations, warranties, covenants and agreements made herein shall survive until all Guarantied Obligations are paid in full. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Maker or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Maker and the Guarantor hereunder as of the date of such certificate or instrument.

13. **Entire Agreement**. This Agreement (including the exhibits and schedules attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

14. **Notices**. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing.

15. **Severability of this Agreement**. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and

enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16. **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

17. **Attorney's Fees**. The prevailing party in any action or proceeding between the parties arising out of or related to this Agreement shall be entitled to recover all reasonable expenses, including without limitation attorneys' and other professionals, fees and costs, incurred in connection with any such action or proceeding.

18. **No Rules of Construction**. The parties intend that for all purposes they be deemed joint authors hereof and that no rules of construction are intended or shall be employed in the interpretation hereof.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date appearing in the introductory paragraph of this Guaranty.

____
Ata Gonzalez

MENTOR CAPITAL, INC.,
a Delaware corporation

By: ______________________________
Chet Billingsley, its Chief Executive Officer